UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 25, 2026
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On August 25, 2026, at the annual stockholders meeting of Digital Turbine, Inc. (the “Company”), the Company’s stockholders approved a fourth amendment (the “Fourth Amendment”) to the Company’s 2020 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 10,630,000 shares, from 20,560,000 shares to 31,190,000 shares and to make certain other changes.

Item 5.07     Submission of Matters to a Vote of Security Holders.
Presented below are the voting results for the proposals, described in detail in the Definitive Proxy Statement of the Company filed with the Securities and Exchange Commission on July 13, 2026 submitted to our stockholders at the Company’s 2026 annual meeting of stockholders held on August 25, 2026 (the “Annual Meeting”).
As of the close of business on July 1, 2026, the record date for the Annual Meeting, a total of 120,936,038 shares of our common stock and 100,000 shares of our Series A preferred stock (“Preferred Stock”), which are convertible into 20,000 shares of common stock, were outstanding and entitled to vote at our Annual Meeting. Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of our common stock.
At the Annual Meeting, the aggregate number of shares present or represented by valid proxy was 90,149,520 shares or 74.54% of shares entitled to vote. Therefore, a quorum was present for purposes of the Annual Meeting.
Proposal 1    Election of Directors
The stockholders elected seven directors to serve until the annual meeting of stockholders in 2027 with the following vote:

Name of Director Elected	Votes For	Votes Withheld	Broker Non-Votes
Roy H. Chestnutt	63,221,678	1,511,991	25,415,851
Robert Deutschman	62,176,231	2,557,438	25,415,851
Holly Hess Groos	62,973,053	1,760,616	25,415,851
Mohan S. Gyani	63,760,404	973,265	25,415,851
Jeffrey Karish	62,486,683	2,246,986	25,415,851
Michelle M. Sterling	63,535,917	1,197,752	25,415,851
William G. Stone III	64,133,355	600,314	25,415,851
Proposal 2    Advisory Vote on Executive Compensation
The non-binding advisory resolution approving the compensation of the Company’s named executive officers, commonly referred to as “say-on-pay”, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
37,927,832	26,468,367	337,470	25,415,851
Proposal 3    Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
The non-binding advisory vote on the frequency of future advisory votes on executive compensation was submitted to the stockholders with the following vote. The option of one year received the greatest number of votes.

1 Year	2 Years	3 Years	Abstain
53,106,923	967,540	9,785,382	873,824

Proposal 4    Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm
The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2027, was ratified with the following vote:

For	Against	Abstain	Broker Non-Votes
85,073,825	5,029,347	46,348	—
Proposal 5    Amendment to the Company’s 2020 Equity Incentive Plan
The amendment to the Company’s 2020 Equity Incentive Plan was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
61,343,305	3,148,536	241,828	25,415,851
After considering the voting results on Proposal No. 3, the Company will continue to hold an advisory vote on executive compensation every year.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to 2020 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

8/25/2026	Digital Turbine, Inc.
	By:	/s/ Joshua Kinsell
Joshua Kinsell
Chief Financial Officer (Interim) and Chief Accounting Officer